EX-99.77I NEW SECUR

The Masters’ Select Funds Trust (the “Trust”) established a new series of the Masters’ Select Focused Opportunities Fund as described in Post-Effective Amendment No. 34 to the Registration Statement (File Nos. 333-10015 and 811-07763), as filed with the Securities and Exchange Commission via EDGAR on June 22, 2006, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.